N M ROTHSCHILD & SONS



                                                                21 October 1999




STRICTLY PRIVATE AND CONFIDENTIAL


InfoCast Corporation
1 Richmond Street West
Suite 901
Toronto, Ontario
M5H 3W4

Attention:        James Leech, CEO
                  A.T. Griffis, Co-Chairman

Gentlemen:

                                Engagement Letter
                                -----------------

         Further to our discussions, this will confirm our understanding pursuant to which NM Rothschild & Sons Canada Limited and NM Rothschild & Sons (Washington) LLC (jointly "Rothschild") have been retained by InfoCast Corporation ("InfoCast"), on a non-exclusive basis, to provide investment banking and financial advisory services to InfoCast on matters relating to its financial affairs and business activities. Rothschild will involve its offices and personnel from London and New York as required in its judgement to carry out this engagement and when a placement of securities of InfoCast is contemplated (see Placement Fee overleaf) Rothschild will involve ABN AMRO Rothschild to assist Rothchild in the fundraising.

SERVICES TO BE PROVIDED

         In rendering our advice, Rothschild will work closely with management of InfoCast in understanding InfoCast's objectives and assist in analysing and developing corporate and financial strategies and plans to implement such objectives. Our investment banking and financial advisory services will relate primarily to advice in respect of the matters referred to in Schedule A to this agreement, as requested by senior management or the board of directors of InfoCast.


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FEES AND EXPENSES

WORK FEE

         In consideration for its services, Rothschild shall be entitled to a monthly work fee (the "WorkFee") of US$50,000 payable monthly in arrears to Rothschild by InfoCast.

PERFORMANCE FEE

         In the event a Transaction is implemented during the term of Rothschild's engagement, or within a period of one year after the termination of Rothschild's engagement hereunder on which Rothschild worked or with a party identified by Rothschild during the term of this agreement, InfoCast agrees to pay a further fee of 3% of the Value of the Transaction (the "Performance Fee") to Rothschild in recognition of Rothschild's contribution to the Transaction. For the purposes of this engagement letter, "Transaction" shall mean any acquisition, merger, alliance or business combination which involves InfoCast and which shall be valued for purposes of this Performance Fee to include any debt incurred or assumed by the purchaser or parties in the combination and any shares issued or to be issued as part of the consideration for any possible transaction.

         In the event that a Performance Fee becomes payable by InfoCast to Rothschild hereunder, no Work Fees previously paid or payable by InfoCast to Rothschild hereunder shall be credited against or deducted from the Performance Fee.

PLACEMENT FEE

         In the event that there is a private placement or sale of securities of InfoCast during the term of this engagement other than pursuant to a transaction described under Performance Fee above, Rothschild, as the agent for the offering, will be paid a commission on the total value of the proceeds raised that is consistent with current industry norms. In the event that a Placement Fee becomes payable by InfoCast to Rothschild hereunder, no Work Fees previously paid or payable by InfoCast to Rothschild hereunder shall be credited against or deducted from the Placement Fee.

EXPENSES

         InfoCast agrees to reimburse Rothschild or to cause Rothschild to be reimbursed promptly upon request made by Rothschild from time to time for out-of-pocket expenses incurred by Rothschild and its affiliates in connection with Rothschild's engagement hereunder, including the reasonable fees and expenses of Rothschild's counsel and of any chartered accountants who, in either case, may be retained only with the consent of InfoCast, Out-of- pocket expenses, other than legal and accounting fees and expenses, shall not exceed US$25,000 in the aggregate without the consent of InfoCast. The payments to be made under this paragraph


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

are in addition to any other payments to be made hereunder and the obligation to make such payments shall survive any expiration or termination of Rothschild's retainer hereunder.

         InfoCast also agrees to reimburse Rothschild for expenses incurred in its due diligence of the company prior to this agreement being rendered effective, such expenses not to exceed US$10,000.

EFFECTIVE DATE & TERMINATION

         This Agreement shall commence as of the date Rothschild notifies InfoCast of its completion of satisfactory due diligence. Thereafter, either party may terminate this Agreement at any time, with or without cause, by giving the other party 15 days written notice.

INDEMNITY

         In addition to payment of the fees and reimbursements of out-of-pocket expenses payable by InfoCast hereunder, InfoCast agrees to indemnify and hold harmless Rothschild and its affiliates, and each of their respective shareholders, officers, directors, employees and agents, to the full extent lawful from and against any and all claims, damages, actions, losses or expenses (or actions including shareholder actions in respect thereof) as suffered or incurred (including all reasonable expenses and reasonable fees and disbursements of counsel of each indemnified party and other reasonable out-of-pocket expenses suffered or incurred in connection with any investigation of and preparation for any such pending or threatened claims and actions and any potential or actual litigation or regulatory investigations or hearings or other proceedings arising therefrom) related to or arising out of or in connection with Rothschild's engagement hereunder or any services rendered by Rothchild hereunder, provided, however, there shall be excluded from such indemnification any such claim, damage, action, loss or expense or portion thereof that results from any action by Rothschild, other than an action undertaken at InfoCast's request or with InfoCast's consent, that is found in a final judicial determination to constitute bad faith, wilful misconduct or negligence on Rothchild's part.

         InfoCast agrees that it will not, without the prior written consent of Rothschild, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought by Rothschild or any other indemnified party hereunder (whether or not Rothschild or any other indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Rothschild and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding without any admission of negligence, wilful misconduct or bad faith by Rothschild or an indemnified party.

         InfoCast and Rothschild agree that if any indemnification sought by Rothschild or any other indemnified party pursuant to this agreement is held by a court to be unavailable for


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

any reason other than the bad faith, wilful misconduct or negligence of Rothschild or other indemnified party, as the case may be, InfoCast, on the one hand, and Rothschild, on the other hand, will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to InfoCast, on the one hand, and Rothschild, on the other hand, in connection with the subject matter for which Rothschild is engaged hereunder, subject to the limitation that, in any event, Rothschild's aggregate contribution to all claims, damages, liabilities and expenses with respect to which contribution is available hereunder from Rothschild will not exceed the aggregate amount of fees paid by InfoCast to Rothschild pursuant to this Agreement.

         The foregoing rights of indemnity and contribution and agreements relating thereto shall be in addition to any rights that Rothschild or any other indemnified party may have at common law or otherwise. No investigation or failure to investigate by Rothschild or any other indemnified party shall impair the foregoing indemnification and contribution agreement or any rights Rothschild or any other indemnified party may have.

         Any expiration or termination of this agreement by any party will not affect Rothschild's rights or the rights of any other indemnified party at common law or to receive indemnification or contribution.

ACCESS TO INFORMATION

         InfoCast agrees to co-operate fully with Rothschild and to provide and to make available to Rothschild, or cause to be provided to Rothschild, all such information, data, advice, agreements and opinions (the "Information") as Rothschild may reasonably request in relation to InfoCast and its subsidiaries and affiliates, in order to perform Rothschild's services hereunder. In addition, InfoCast shall use its best efforts to ensure that Rothschild will have reasonable access to the officers, directors, employees, auditors and other advisors of InfoCast and its subsidiaries and affiliates as Rothschild reasonably requires to complete our services hereunder.

         InfoCast also agrees to ensure that Rothschild is fully informed, on a timely basis, of any change of any material or significant element in any of the Information or other factual material or representations previously furnished or to be furnished to Rothschild hereunder or of any change in facts or circumstances or new developments affecting or which might reasonably be considered relevant to our engagement hereunder and which is known to InfoCast.

         In performing our services hereunder, Rothschild shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information and data that is available from public sources and of all information that has been furnished to Rothschild by or on behalf of InfoCast and Rothschild shall have no obligation to verify the accuracy or completeness of any such data and Information or to consider any appraisal of any assets.


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

CONFIDENTIALITY

         InfoCast agrees that any reports, recommendations or advice furnished or tendered by Rothschild to InfoCast in the context of this advisory assignment are provided solely for the confidential use of InfoCast and may not be referred to, reproduced or summarized in any public document, publication or communication or provided by or on behalf of InfoCast to any other person without Rothschild's prior written consent which shall not be unreasonably withheld, provided however InfoCast may make such disclosure as may be required by law, any court or regulatory authority.

         Rothschild agrees that it will keep all Information provided to it hereunder in confidence, shall not use such Information for any purpose other than to provide to services to InfoCast described in Schedule A hereto and shall not disclose any information without the prior written consent of InfoCast, except (i) the Information which has known to Rothschild on a non- confidential basis prior to this agreement; (ii) Information which is at the time of the disclosure to Rothschild in the public domain or comes thereafter into the public domain other than through any breach of Rothschild of its confidentiality obligations under this agreement; and (iii) to the extent required by applicable law, or any court or regulatory authority, and will use such Information only in the ordinary course of and solely for the purpose of performing its obligations under this agreement. Rothschild shall provide such Information only to such of its employees, directors and officers who are engaged in connection with the assignment contemplated herein and have a need to know such Information. Rothschild may provide Information to its affiliates and outside advisors provided that it requires them to adhere to the same requirements as to use and confidentiality. Rothschild shall be responsible for any breach of this agreement by any of its employees, directors, officers, affiliates or outside advisors. Upon the expiration of other termination of this agreement and upon InfoCast's request, Rothschild shall promptly return all copies of Information in its possession and known to it and shall use its best efforts to return or cause to be returned all copies of Information known to it and in the possession all copies of any analyses, computations, studies or other documents prepared by or for Rothschild containing or reflecting any Information.

SUCCESSORS AND ASSIGNS

         The contract  shall enure solely to the benefit of and shall be binding
upon  the  parties  hereto  and  their  respective   lawful  heirs,   executors,
administrators, successors and assigns.

ASSIGNMENT

         This agreement shall not be assigned in whole or in part by Rothschild without the prior written consent of InfoCast and any assignment made without the consent is void and of no effect.


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

TIME OF THE ESSENCE

         Time of the essence of this agreement.

EXECUTION IN COUNTERPARTS

         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

WAIVER, ETC.

         The failure of any of the parties hereto to at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof of the right to any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party of parties against whom or which enforcement of such waiver is sought, and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other of subsequent breach, non-compliance or non-fulfillment.

ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral or written, with respect to the subject matter hereof.

AMENDMENTS

         This agreement may not be amended or modified except by a written instrument executed by each of the parties hereto.

OTHER

         InfoCast agrees that, except as required by applicable law, any reference to Rothschild in any public document or communication including any press release, prospectus, information circular or management proxy circular, is subject to the prior approval of Rothschild.

         InfoCast acknowledges that, in, the event a Transaction is implemented, Rothschild may, at its option and cost; place a tombstone announcement of record in such newspapers and periodicals at it may choose, stating it has acted in the capacity set forth in this agreement.

         If the foregoing correctly reflects the agreement between us, please sign and return the enclosed copy of this letter whereupon it shall become a binding agreement between us to be governed by and construed and enforced in accordance with the laws of Ontario.

                                            Yours very truly,


N M ROTHSCHILD & SONGS (WASHINGTON) LLC     N M ROTHSCHILD & SONS CANADA LIMITED


By:______________________________           By:_________________________________
   Michael Beck                                George C.C. Kitching
   Managing Director                           Managing Director



Accepted and Agreed as of October 1, 1999

INFOCAST CORPORATION


By: _____________________________________
Name:  Tom Griffis
Title: President and CEO


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

                                   SCHEDULE A

                              INFOCAST CORPORATION

                        AREAS OF ENGAGEMENT OF ROTHSCHILD
                   FOR INVESTMENT BANKING AND FINANCIAL ADVICE


(a)      financial  advisory  services in  relation  to  possible  acquisitions,
         mergers,   business   combinations  or  strategic  alliances  involving
         InfoCast.

(b) financial advisory services in relation to the possible acquisition of or business combination with T. Manage, a private Houston based company, or another acquisition target identified by InfoCast.

(c) assisting as agent in a fundraising for InfoCast of up to US$50-75 million, including preparation of a revised business plan and offering memorandum.

(d) undertake other related tasks as specified from time to time by InfoCast's senior management.


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